SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of Report  - February 19, 1998
               -----------------------------------
                (Date of Earliest Event Reported)



                      Carpenter Technology Corporation
    --------------------------------------------------------------
      (Exact Name of Registrant as specified in its charter)



      Delaware                      1-5828                   23-0458500
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(State of Incorporation)     (Commission File No.)      (IRS Employer I.D. No.)


        101 West Bern Street, Reading Pennsylvania, 19601
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             (Address of principal executive offices)


Registrant's telephone number, including area code:   (610) 208-2000

The Exhibit Index is located on Page 4 of 6



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Item 2.   Acquisition or Disposition of Assets.
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     On February 19, 1998, in a special shareholders' meeting, the shareholders of Talley Industries, Inc. ("Talley"), a Phoenix-based company, approved the merger of Talley with a subsidiary of the Registrant, giving the Registrant
100 percent ownership of Talley. Before the special shareholders' meeting, the Registrant owned approximately 75 percent of the outstanding shares of Talley. The shares were purchased in a tender offer concluded in December 1997. As a result of the merger effected on February 19, 1998, the remaining Talley shares were converted into the right to receive cash amounts payable to the Talley shareholders. The cash amounts are equivalent to the tender offer prices.

     In addition to a stainless steel products group, Talley has an industrial products group and a government products and services group. The Registrant is in the process of divesting the latter two groups.


Item 7.   Financial Statement and Exhibits.
          ---------------------------------
     (a) and (b)  None.

     (c) Exhibits:

          Item 99.  Press Release dated February 19, 1998.








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                            SIGNATURES
                            ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: February 26, 1998         CARPENTER TECHNOLOGY CORPORATION (Registrant)


                                By: s/John R. Welty
                                    -----------------------
                                     John R. Welty
                                     Vice President
                                     General Counsel and Secretary























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